As Filed With the Securities and Exchange Commission on December 10, 2014

Registration No. 333-198437

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHALET LIFESTYLES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

3812

(Primary Standard Industrial Classification Code Number)

47-1318339

(I.R.S. Employer Identification Number)

124 41st Avenue SE, Albany, Oregon 97322; Telephone Number - (541) 791-4610

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vcorp Services, LLC.

1645 Village Center Circle, Suite 170, Las Vegas, NV 89134; Telephone: (310) 417-1866

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Donald P. Hateley, Esq.

Hateley & Hampton

201 Santa Monica Blvd., Suite 300

Santa Monica, California 90401-2224

(310) 576-4758

As soon as practical after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]		Accelerated filer	[ ]
Non-accelerated filer	[ ]	(Do not check if a smaller reporting company)	Smaller reporting company	[X]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock, $0.0001 par value per share	2,000,000 shares	$0.05	$100,000	$12.88

(1)	2,000,000 shares are being offered by a direct offering at the price of $0.05 per share.

(2)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS

THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

CHALET LIFESTYLES, INC.

2,000,000 SHARES OF COMMON STOCK

$0.05 per share

Chalet Lifestyles, Inc. (the “Company,” “we,” or “our”) is offering on a self-underwritten, best-efforts basis a maximum of 2,000,000 shares of its common stock at a price of $0.05 per share. This is our initial offering of common stock and no public market exists for the securities we are offering. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The proceeds from the sale of the offered shares will not be placed in escrow or a trust account and will be immediately available to us. We are offering the shares on a “self-underwritten,” best-efforts, directly through our officers and directors. The shares will be offered at a fixed price of $0.05 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares an investor is required to purchase. Don L. Rose and Patricia Rose, our officers and directors, intend to sell the shares directly. No commission or other compensation related to the sale of the shares will be paid to our officers and directors and they will not participate in the offering. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. Our intended methods of communication include, without limitations, telephone and personal contact. For more information, see the section of this prospectus entitled “Plan of Distribution.”

The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares of common stock registered in this registration statement is completed or (ii) when the offering period ends (180 days from the effective date of this prospectus); or (iii) when the Board of Directors decides it is in our best interest to terminate the offering prior to completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part. We will not extend the offering period beyond one hundred eighty (180) days from the effective date of this prospectus.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in us is an illiquid investment. We are a penny stock. Penny stocks are low-priced shares of small companies not traded on an exchange or quoted on NASDAQ. Prices often are not available. Investors in penny stocks often are unable to sell stock back to the dealer that sold them the stock. Thus, you may lose your investment. Be cautious of newly issued penny stocks.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

BEFORE PURCHASING ANY OF THE SHARES COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 9. YOU SHOULD BE PREPARED TO ACCEPT ANY AND ALL OF THE RISKS ASSOCIATED WITH PURCHASING THE SHARES, INCLUDING A LOSS OF ALL OF YOUR INVESTMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.05	$0.00	$0.05
Maximum	2,000,000	$0.05	$0.00	$100,000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED DECEMBER 10, 2014

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Through and including January 4, 2015 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current on as of its date.

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PROSPECTUS SUMMARY

This summary provides an overview of all material terms of the offering and the business, which detailed information, is contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the following summary together with the more detailed information in this prospectus and review our financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to Chalet Lifestyles, Inc. As of the date of our most recent audit, May 31, 2014, we had $0 in total assets and, as of September 30, 2014, the date of our most recent reviewed financial statements, we had $87 in total assets.

CHALET LIFESTYLES, INC.

Organization

We were incorporated in the State of Nevada as a for-profit company on April 17, 2014, under the name Chalet Lifestyles, Inc. and our incorporator adopted our bylaws and appointed our two directors. To date, we have limited operations and are implementing our business plan to develop and offer marketing and consulting services to manufacturers and distributors of recreational vehicles and campers in the United States. To date, our business activities have been limited to organizational matters and the development of our business model and plan. We have established a fiscal year end of December 31.

On April 17, 2014, we issued 20,000,000 shares of our $0.0001 par value common stock, valued at $0.0001 per share, to our 2 founders, which includes 10,000,000 common shares to our chief executive officer and director, Don L. Rose and 10,000,000 to our vice president and director, Patricia Rose, in exchange for organizational services incurred in our formation, which our board of directors valued at $0.0001 per share, or $1,000 and $1,000, respectively for preformation services rendered to develop our organization and business model. Don L. Rose and Patricia Rose are husband and wife. From April 17, 2014 to May 31, 2014, we incurred $22,689 in operational expenses. We anticipate our burn rate will be approximately $200 per month. Our present capital is not sufficient to cover our monthly burn rate for the next 12 months; however, our officers and directors have orally agreed to advance any funds necessary to cover our offering expenses and working capital. We believe that we will require approximately $100,000 in cash to accomplish the goals set out in our plan of operation, which is to develop and market our website and to hire an independent sales representative to market our services to recreational vehicle manufacturers and distributors. To the extent we are unable to accomplish our goals with the proceeds from the issuance of our common stock, then we intend to raise additional capital from investors through the sale of our common stock from private placements or from loans or advances from our 2 founding shareholders.

Our principal business, executive and registered statutory office is located at 124 41st Avenue SE, Albany, Oregon 97322 and our telephone number is (541) 791-4610, fax is (631) 456-4930 and email contact is don.rose@chaletrv.com. Our corporate URL address is www.chaletlifestyles.com. We intend to market our services to the recreational vehicle industry throughout the continental United States as well as throughout Canada.

Business

We are a development stage enterprise that commenced operations in April 2014, which has been limited to organizational and business development activities. We believe that Chalet RV, Inc., which is owned by our officers and directors, is a leading manufacturer of campers in North America. With over a decade of experience building Chalet RV, Inc. into a company that we believe is a well respected manufacturer whose products are in demand, our officers and directors believe we can offer consulting and marketing services to other manufacturers and distributors of recreational vehicles and campers, which will enable them to increase their operational efficiency, expand their distribution channels and increase their sales. Our initial focus will be to finalize our business and marketing plan, which will allow us to focus on the types of manufacturers and distributors that we intend to offer our services to in North America. Our mission is to assist manufacturers and distributors by reviewing their manufacturing, operational, marketing and distribution arrangements and provide them with advice to increase workflow, profitability, increase sales and open new distribution channels. We intend to focus our initial marketing efforts through our website and by hiring an independent sales representative who will be responsible for calling manufacturers and distributors to offer our consulting services. We also intend to utilize online advertising by using websites such as Google, Facebook, LinkedIn, Twitter, Pinterest, Instagram and others to market our services to our potential customers. We also intend to advertise in print publications such as local newspapers and trade publications and to offer our services on our directors company, Chalet RV, Inc. at www.chaletrv.com. We have had limited operations and have limited financial resources. Our auditors indicated in their report on our financial statements (the “Report”) that “the Company’s lack of business operations and early losses raise substantial doubt about our ability to continue as a going concern.” Our operations to date have been devoted primarily to start-up, development and operational activities, which include:

1.	Formation of the Company;
2.	Development of our business plan;
3.	Evaluating various target manufacturers and distributors to market our services to in North America;
4.	Secured our website domain www.chaletlifestyles.com;
5.	Plan our site map for our website; and
6.	Research on the pricing or our consulting and marketing services for potential customers.

We intend to offer users a variety of consulting arrangements that will include hourly rates, fixed fee, and contingency pricing. We intend our contingency pricing to be a percentage of the reduction in our customers operating expenses or a percentage of their increase in sales, which are a result of the recommendations that we will offer to them. The services we intend to offer will include, but will not be limited to the following:

1.	Developing marketing strategies for our customers;
2.	Developing marketing materials such as brochures, web sites, handouts as well as consultation on trade shows;
3.	Working with clients to expand their network of RV dealer selling their products;
4.	Using social media to gain exposure for our potential customers and their products;
5.	Design and manufacturing assistance to maximize efficiency of the factory layout, materials purchasing, worker pay incentives, etc.;
6.	Helping clients maximize the delivery efficiency of their products by maximizing transportation efficiencies;
7.	Identification of potential strategic partners.

We may utilize web-based applications to market services such as web site development, brochure development, and marketing material development.

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Market Opportunity

We believe that there is an opportunity to provide marketing and consulting services to manufacturers and distributors of recreational vehicles and campers.

Our officers and directors own Chalet RV, Inc. (“Chalet RV”), which commenced operations in the State of Oregon in September 1998. It manufactures, sells and distributes recreational vehicles throughout the United States and internationally to recreational vehicle (“RV”) dealers. Additionally, it continues to research and develop new products for distribution within the recreational travel industry.

Chalet RV’s strategy for future growth is centered on its ability to provide the top quality product at a reasonable price and to expand its delivery capabilities to the entire United States and selected overseas markets. We believe that we can assist other manufacturers and distributors with Chalet RV’s strategy.

Chalet RV is determined to provide the best customer service, continually enhance its current product offerings and to develop new unique designs so that its customers can comfortably and securely enjoy the RV lifestyle. Chalet RV’s love for the outdoors, intuitive innovation and driven production team are the tools we use to improve and create products. We believe that we can assist others with this style of innovation.

Originally, Chalet RV was solely dedicated to producing hard sided folding A-Frame trailers. In 2005, after seven years refining the A-Frame trailer, Chalet RV began manufacturing the Takena lightweight luxury travel trailer and, in 2009, the Chalet luxury truck camper.

Chalet RV’s trailers and truck campers are manufactured in the United States, but are also sold in Australia, Iceland, China, South Korea, South Africa, Japan, Canada, Europe, Scotland and in the Middle East. We believe that we can assist other manufacturers and distributors with expanding their distribution channels to increase their sales and brand awareness.

The following is from a market report dated April 3, 2014, from the Recreation Vehicle Industry Association.

RV Shipments and Sales Data

●	In February, RV manufacturers shipped 30,826 units, an increase of 11.5% from the same month last year – the largest February total in eight years. Shipments in 2014 are expected to total more than 335,000 units, which would be the highest total since 2007.

●	In 2013, the RV industry shipped 321,127 units, a gain of 12.4% over the previous year. This was nearly double the total in 2009, and marked the fourth consecutive year of growth since the end of U.S. recession.

●	Shipments history. In 2012, RV manufacturers shipped 285,749 units, an increase of 13.3% from 2011, and the highest total since 2007. In 2011, manufacturers shipped 252,300 units, an increase of 4.1% from 2010. 2010 shipments reached 242,300 units, an increase of 46.2% from 2009. 2009 shipments totaled 165,700 units; down 30.1% from 2008 because of the economic downturn economists have dubbed the Great Recession. Manufacturers shipped 237,000 units in 2008, down 32.9% from 2007 due to the recession. For a historical chart showing RV shipments by year, go to: RVIA Historical Glance.

Reasons for Industry Growth

●	RVs support a balanced and healthy lifestyle. In a Harris Interactive survey, owners reported that RV travel enables them to experience nature and outdoor activities and enjoy quality family time. RVers reported stronger bonds with loved ones and benefits to children. RVers also cited healthier eating on the road, sleeping in their own bed and having their own bathroom facilities as advantages.

●	RV ownership and travel is a great value. A 2011 PKF Vacation Cost comparison study showed that a family of four can save 23-to-59 percent on vacation costs by traveling in an RV, even after factoring in ownership costs and fuel. For a two-person traveling party, savings are 11-to-46 percent. Even when fuel prices rise, more than 80% of RV owners say their RV vacations cost less than other forms of travel.

●	RVs have uses as diverse as the people who own them. In addition to vacation travel, owners use RVs for tailgating; travel with pets, and to participate in outdoor sports and other leisure activities.

●	Shorter trips close to home. Research shows that RVers spend more time enjoying campgrounds and less on the road to save fuel. With more than 16,000 campgrounds nationwide, RVers also save by staying closer to home.

●	Fuel cost analysis. Analysis of potential fuel cost increases shows that fuel prices would need to more than double over current levels to make RVing more expensive for a family of four than other forms of travel. “While fuel costs are a component of the overall vacation cost, fluctuations in fuel prices aren’t significant enough to affect a family’s decision of whether or not to take RV trips over other types of vacations,” said Kannan Sankaran, PKF’s lead researcher for the study.

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Other Factors Behind RV Industry Growth

●	IRS tax deduction. For most RV buyers, interest on their loan is deductible as second home mortgage interest.

●	RV manufacturers are right-sizing their products to provide an optimal mix of size, amenities and price for today’s budget-conscious consumers. Manufacturers are producing lightweight towables and smaller, fuel-efficient motorhomes. Green technologies such as solar panels and energy-efficient components are appearing on an increasing number of RVs.

●	Lifestyle trends continue to spur demand for RVs. RV owners overwhelmingly said in recent surveys that their RV makes it easier to take more frequent weekend getaways or mini-vacations that accommodate busy family schedules.

●	Go RVing ads build demand. The Go RVing advertising campaign continues to stoke consumer interest in RVs and the RVing lifestyle. The “AWAY” television and print ads are appearing on TV and in print. Details: GoRVing.com.

Indicators for Future Growth

●	RV ownership has reached record levels. More than nine million American households now own an RV — the highest level ever recorded — a 16 percent increase since 2001 and a 64 percent gain since 1980.

●	Population and demographic trends favor long-term RV market growth. Buyers aged 35-54 are the largest segment of RV owners, according to the 2011 University of Michigan study commissioned by RVIA.

●	Boomers nearing retirement. RV sales will benefit as aging baby-boomers continue to enter the age range in which RV ownership is highest.

Our Business Strategy

Our goal is to consult with manufacturers and distributors of recreational vehicles and campers by evaluating their current operations and sales efforts and devising a strategy and plan of operations and sales, which will be designed to increase their profitability and increase their sales. We believe this we can effectively evaluate our potential customers’ operations and sales strategies and offer a plan that will generate increased profitability and sales. The following are key elements of our strategy:

●	Guide our clients through an evaluation of their operations and sales strategies. We intend to help provide our client companies with the human capital to assist them evaluate their current and future products and services and enhance their sales and profitability with our strategies. We believe that our services will reduce time, costs and accelerate the time to bring their products and services to market through managerial assistance, marketing resources, and technological collaboration as well as increased exposure to new markets.

●	Apply a developed plan to accomplish their goals. We believe that we will be able to work with management to implement an operational, sales and marketing plan that will allow an agreed upon strategy to be put into effect. Our efforts will be customer driven whereby we will assist management with their desired goals whether they are reduced manufacturing times, reduction in operating expenses, product evaluation, product marketing and sales. By advising clients in the earliest stages of their manufacturing and marketing cycles we believe that we will achieve returns with minimal expenditures. We also intend to use web-based applications to enable us to assist our clients.

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We will negotiate our fees on a case-by-case basis and intend to offer hourly rates, fixed fee pricing fees and contingent fees for our consulting and marketing services.

We intend to offer services to customers, which will include the following:

●	product evaluation and design consulting;

●	evaluation of manufacturing personnel and assembly line operations;

●	marketing, branding and public relations evaluations;

●	review and recommendations of existing operating strategies and corporate goals;

●	assistance at trade shows; and

●	assisting in executing sales strategies.

We intend to derive income from our clients for the performance of these services.

We are a penny stock. Penny stocks are low-priced shares of small companies not traded on an exchange or quoted on NASDAQ. Prices often are not available. Investors in penny stocks often are unable to sell stock back to the dealer that sold them the stock. Thus, you may lose your investment. Be cautious of newly issued penny stocks.

As of the date of this Prospectus, we have 20,000,000 shares of $0.0001 par value common stock issued and outstanding, which is owned by 2 shareholders. We have 10,000,000 authorized shares of preferred stock of which none are issued. The aggregate market value of our common stock based on the offering price of $0.05 per share is $1,000,000. Our stockholders’ deficit as of our most recent audit is ($20,689) and, as of our most recent unaudited financial statements dated September 30, 2014, is ($44,092).

THE OFFERING

We are offering for sale a total of 2,000,000 shares of common stock at a fixed price of $0.05 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The proceeds from the sale of the offered shares will not be placed in escrow or a trust account and will be immediately available to us. The offering is being conducted on a self-underwritten, best efforts, basis, which means our chief executive officer and director, Don L. Rose and our vice president and director, Patricia Rose, will attempt to sell the shares. This prospectus will permit them to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Mr. Rose and Mrs. Rose will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the “Exchange Act”). The intended methods of communication include, without limitations, telephone and personal contact.

The following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

The Issuer:	Chalet Lifestyles, Inc.

Securities being Offered:	2,000,000 shares of common stock, $0.0001 per value.

Offering Price per Share:	$0.05

Offering Period:	The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 2,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Subscriptions	All subscriptions once accepted by us are irrevocable. The proceeds from the sale of the offered shares will not be placed in escrow or a trust account and will be immediately available to us.

Registration Costs:	We estimate our total offering registration costs to be approximately $42,000.

Risk Factors	The purchase of our common stock involves a high degree of risk. The common shares we offer in this prospectus are for investment purposes only and currently no market for our common stock exists. Please refer to the section entitled “Risk Factors” and “Dilution” before making an investment in our stock.

Trading Market:	None. We will seek a market maker to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) in order to apply for the inclusion of our common stock in the Over-the-Counter Bulletin Board (“OTCBB”); however, such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Even if our common stock is quoted or granted listing, a market for the common shares may not develop.

Gross Proceeds to Us:	$100,000 in the event all 2,000,000 shares are sold.

Use of Proceeds	We intend to use the proceeds to expand our business operations.

Number of Shares Outstanding Before the Offering:	20,000,000 common shares

Number of Shares Outstanding After the Offering assuming all 2,000,000 shares are sold:	22,000,000 common shares

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The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to our assets, book value, historical earnings, or net worth.

We will apply the proceeds from the offering to pay for website development, hire an independent sales representative, marketing efforts, office supplies, sales and marketing materials and general working capital.

The following financial information summarizes the more complete historical financial information as indicated in the audited financial statements we are filing with this prospectus.

SUMMARY OF FINANCIAL INFORMATION

The following table sets forth summary financial information derived from our financial statements for the periods stated. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes thereto and other financial information included elsewhere in this prospectus.

Balance Sheet Data:	September 30, 2014	May 31, 2014
	(Unaudited)

Current assets	$87	$-
Total assets	$87	$-

Current liabilities	$42,179	$20,689
Total liabilities	$42,179	$20,689
Shareholders’ deficit	$(42,092)	$(22,689)

Operating Data:	For the three months ended September 30, 2014	For the period from April 17, 2014 (inception) to September 30, 2014
	(Unaudited)	(Unaudited)

Revenue, net	-	-
Operating expenses	$20,313	$44,492
Net profit (loss)	$(20,313)	$(44,492)
Net income (loss) per share per common share – basic and diluted	$(0.00)	$(0.00)
Weighted average number of shares outstanding – basic and diluted	20,000,000	20,000,000

As shown in the financial statements accompanying this prospectus, we have had limited revenues to date and have achieved minimal income since our inception and our accountants have issued us a “going concern” opinion, based upon our reliance upon the sale of our common stock as the sole source of funds for our future operations.

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RISK FACTORS

We are subject to those financial risks generally associated with development stage enterprises. We are also subject to risk factors specific to our business strategy and the marketing and consulting industry.

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed and you could lose all or part of your investment. In addition to the other information regarding us contained in this prospectus, you should consider many important factors in determining whether to purchase shares. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY AND INDUSTRY

We are a newly organized enterprise that was incorporated in April 17, 2014 and for the period from April 17, 2014 (inception) through September 30, 2014 we did not generate any revenues. We have a limited operating history upon which an evaluation of our future prospects can be made. From our inception to September 30, 2014, we have incurred a net loss of $44,492. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the consulting and marketing industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to offer our consulting and marketing services at prices that allow us to generate a profit. Based upon our current plans, we expect to incur operating expenses in future periods as we incur expenses associated with our business. Further, we cannot guarantee that we will be successful in realizing future revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

As a public company, we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of this compliance could be significant. If our revenues are insufficient, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs in the normal course of business that would result in our being unable to continue as a going concern.

Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

Our auditor’s report on our May 31, 2014 financial statements express an opinion that substantial doubt exits as to whether we can continue as an ongoing business. Moreover, our officers may be unable or unwilling to loan or advance us any funds. See “Audited Financial Statements – Auditors Report.”

We had a net loss of $44,492 for the interim period from April 17, 2014 (inception) to September 30, 2014. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our services. We plan to seek additional funds through private placements of our common stock. Private placements of our common stock may involve substantial dilution to our existing shareholders. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

Key management personnel may leave us, which could adversely affect our ability to continue operations.

We are entirely dependent on the efforts of Don L. Rose, our president and director, and Patricia Rose, our vice president and director. The loss of our officers and directors, or of other key personnel hired in the future, could have a material adverse effect on the business and its prospects. There is currently no employment contract by and between any officer or director and us. Also, there is no guarantee that replacement personnel, if any, will help us to operate profitably. Our officers and directors have been, and continue to expect to be able to commit approximately 10 hours per week of their time, to the continued implementation of our business plan. If management is required to spend additional time with their outside employment, they may not have sufficient time to devote to us and we would be unable to continue to implement our business plan resulting in the business failure.

We do not maintain key person life insurance on our officers and directors.

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If we are unable to obtain additional funding our business operation will be harmed, and if we do obtain additional funding, our then existing shareholders may suffer substantial dilution.

We have limited financial resources. As of September 30, 2014, we had $87 in cash on hand and $87 in assets. Our shareholders have advanced us $44,854 to cover the expenses of this Offering and have orally agreed to advance additional funds to cover the expenses through the registration process and for working capital. If we are unable to develop our business or secure additional funds our business would fail and our shares may be worthless. We may seek to obtain debt financing as well. There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any indebtedness, or that we will not default on our debt obligations, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs, or to otherwise provide the capital necessary to conduct our business. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our business plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

General domestic and international economic conditions could have a material adverse effect on our operating results and common stock price and our ability to obtain additional financing.

As a result of the current economic conditions and macro-economic challenges currently affecting the economy of the United States and other parts of the world, recreational vehicle and camper manufacturers may experience a slow down in sales, which could effect the consulting and marketing services that we may offer to them. This could result in delays or postponement of our services until the economy strengthens and potential customers feel more confident with their spending, which could in turn effect our ability to obtain additional financing. We anticipate our revenues to be derived from the consulting and marketing services, which could be suffer if customers are suffering from the economic conditions. During weak economic conditions, we may not experience any growth if we are unable to obtain financing to enable us to market and offer our services. If the domestic and/or international economy were to weaken, the demand for any consulting or marketing services we desire to offer may not be achieved or, if we have customers, could decline, which could have a material adverse effect on our operating results and stock price.

In the future we may seek additional financing through the sale of our common stock resulting in dilution to existing shareholders.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that, if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding, which will result in a reduction in the value of an existing shareholder’s interest. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for our business plan and expenditures. As of the date of this registration statement of which this prospectus is a part, we have not generated any revenue. Failure to generate additional revenue will cause us to go out of business, which will result in the complete loss of your investment.

We do not have any intellectual property and, if we develop any, may not be able to adequately protect it from infringement by third parties.

Our business plan is significantly dependent upon exploiting the consulting and marketing services we intend to offer to customers. We do not currently have any intellectual property although we believe that as we develop various consulting and marketing strategies, we will eventually develop trade secrets and other types of intellectual property. In the event that we develop intellectual property in the future, there can be no assurance that we will be able to control all of the rights for all of our future intellectual property or trade secrets that we may develop. We may not have the resources necessary to assert infringement claims against third parties who may infringe upon these future intellectual property rights. Litigation can be costly and time consuming and divert the attention and resources of management and key personnel. We cannot assure you that we can adequately protect any future intellectual property or successfully prosecute potential infringement of any future intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights that we may obtain, or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect any future intellectual property rights may result in a loss of revenue and could materially adversely affect our operations and financial condition.

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If the services we offer are not commercially successful and/or do not generate revenues, our business would fail.

Offering a consulting and marketing service to customers involves substantial risks, because it requires that we spend significant time and funds based entirely on our preliminary evaluation of the potential for customers to pay for the services we offer. It is impossible to predict the success of any consulting and marketing based services we intend to offer to customers and their perception of the value of our services. The ability of the consulting and marketing services we intend to offer to generate value to the potential customers and, in turn, to generate revenues will depend upon a variety of unpredictable factors, including:

●	recreational and camper manufacturers’ demand for our services, which is always subject to change;

●	the quality and availability of other consulting companies that are competitively priced;

●	the competition for advertising on websites that offer similar consulting services; and

●	the fact that the consulting and marketing services we intend to offer are available in some form through other consultants that have greater resources than us.

For any of these reasons, the consulting and marketing services we intend to offer may not be commercially successful and our business may suffer or fail altogether resulting in a complete loss of any investment made in our common stock.

The consulting and marketing services we intend to provide might be more expensive to provide than we anticipate.

We expect that future financing that we may obtain will provide the capital required to hire additional personnel and provide us the resources to offer additional or more extensive services to our customers. Expenses associated with acquiring or training personnel to provide the additional services we may contemplate offering to our customers could increase beyond projected costs because of a range of factors such as an escalation in compensation rates or because of problems or difficulties with technology and equipment used by our personnel. In addition, unexpected circumstances sometimes cause billings to exceed budget.

Competition in the consulting industry is strong. If we cannot successfully compete, our business may be adversely affected.

The marketplace in which we compete is intensely competitive and subject to rapid change. Our competitors include well-established consulting enterprises. Some of these competitors are based globally. We anticipate that we will face additional competition from new entrants that may offer significant performance, price, creative or other advantages over those offered by us. Many of these competitors have greater name recognition and resources than us.

Additionally, potential competitors with established market shares and greater financial resources might introduce competing services that we contemplate offering to customers. Thus, there can be no assurance that we will be able to compete successfully in the future or that competition will not have a material adverse affect on our operations. Increased competition could result in lower than expected operating margins or loss of the ability to attract customers, either of which would materially and adversely affect our business, results of operation and financial condition.

If we are unable to obtain customers for our consulting and marketing services, our business will suffer and likely fail.

Because we lack the resources to advertise our contemplated consulting and marketing services in traditional publications, we plan to market our service through online websites and social media as well as through our founders’ other company, Chalet RV, Inc. As a result, we may be unable to secure marketing agreements before funds are spent on personnel or other forms of advertising. In addition, if we are unable to obtain advertising on acceptable terms, we may evaluate other alternatives, such as retaining third party marketers. We cannot provide any assurance that we will be able to secure any favorable advertising agreements, or if we were able to, under terms that would allow us to be profitable. If we are unable to obtain adequate advertising, we may not have the ability to generate revenue.

We operate in a regulated industry and changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce our revenues and profitability.

The consulting and marketing industry is subject to a variety of federal and state laws and regulations related to the type of services that we could provide, the conduct of operations, and payment for services. If we fail to comply with the laws and regulations that are directly applicable to our business, we could suffer civil and/or criminal penalties or be subject to injunctions and delays in providing our services to clients.

Federal and state governments may regulate the services that we offer. Our ability to cost effectively provide these consulting and marketing services could be affected by such regulations. The implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies could require us to incur significant compliance costs, cause the development of the affected markets to become impractical and otherwise have a material adverse effect on our business, results of operations and financial condition.

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Our officers and directors have limited experience in the recreational camper and consulting industry

We are highly dependent on our officers and directors who have limited experience in the recreational camper industry having purchased Chalet RV, Inc. in early 2012. The loss of either of them could slow the anticipated growth of our business model, or it may cease to operate at all, which may result in the total loss of an investor’s investment.

Our officers and directors may have conflicts in allocating their time to our business

Our officers and directors are required to commit time to our affairs and, accordingly, may have conflicts of interest in allocating management time among various business activities. Currently, Don Rose and Patricia are the owners of Chalet RV, Inc., a leading manufacturer of campers in the United States. We do not believe that they presently have any conflicts with us as they intend to utilize their marketing strategies in our business and share those with other manufacturers. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated.

In an effort to resolve such potential conflicts of interest, our officers and directors have agreed that any opportunities that they are aware of independently or directly through their association with us that may involve the consulting and marketing industry would be presented by them solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

We intend to become subject to the periodic reporting requirements of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of management and/or our directors; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Our board of directors has significant control over us and we have not established committees comprised of independent directors.

We have only two directors who also hold all of our officer positions. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, since we only have two directors, they have significant control over all corporate issues. We do not have an audit or compensation committee comprised of independent directors. Our two directors perform these functions and are not independent directors. Thus, there is a potential conflict in that our directors are also engaged in management and participate in decisions concerning management compensation and audit issues that may affect management performance.

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Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our directors decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

We will rely upon third party programmers for web-development and the programmers may not complete the work within the set framework that is necessary to promote our consulting and marketing services.

We are also dependent on a web consultant to develop our website and its features to market our consulting and marketing services to customers. If the consultant does not fulfill his duties, we may have to find another consultant with specific expertise for our website, which will delay our ability to offer our consulting and marketing services according to our business plan.

We currently have a website (www.chaletlifestyles.com) that we believe will help us attract customers once it is operational.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

As an “Emerging Growth Company” under The Jobs Act, we are permitted to rely on exemptions from certain disclosure requirements

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” on page 25 for a further discussion of this exemption.

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RISKS ASSOCIATED WITH THIS OFFERING

The offering price of our common stock has been determined arbitrarily.

The $0.05 per share price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management’s valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment

We are selling this offering on a self-underwritten, best efforts basis and will retain the proceeds of any shares we sell; and without an underwriter, we may be unable to sell any shares.

This offering is self-underwritten on a best efforts, basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through Don L. Rose and Patricia Rose, our officers and directors, who will receive no commissions. They will offer the shares to friends, acquaintances and relatives; however, there is no guarantee that they will be able to sell any of the shares or all of the shares and there is no minimum amount of shares we require to be sold for this offering to proceed. The proceeds from the sale of the offered shares will not be placed in escrow or a trust account and will be immediately available to us. We will retain the proceeds of any of the shares we sell. If we raise only a nominal amount of proceeds, then we may be unable to implement our business plan and we may have to suspend or cease operations and you may lose your investment in us.

Investors may lose their entire investment if we fail to implement our business plan.

We expect to face substantial risks, uncertainties, expenses and difficulties. We were formed on April 17, 2014. We have a no demonstrable operations record, on which you can evaluate our business and prospects. We commenced operations in April 2014. As of the date of this prospectus, we have had only limited start-up operations and have not generated any revenues. We cannot guarantee that we will be successful in accomplishing our objectives.

Participation is subject to risks of investing in micro capitalization companies.

Micro capitalization companies generally have limited product lines, markets, market shares and financial resources. The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies. In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. We have not entered into any agreement with a market maker to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement. There can be no assurance that we will subsequently identify an market maker and, to the extent that we identify one, enter into an agreement with it to file an application with FINRA or that the market maker’s application will be accepted by FINRA. We cannot estimate the time period that the application will require for FINRA to approve it. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether

(i)	any market for our shares will develop;

(ii)	the prices at which our common stock will trade; or

(iii)	the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company (“DTC”) to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB), it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

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In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock would be subject to the penny stock restrictions. See “Plan of Distribution” and “Risk Factors.”

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market, which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions that are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

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The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Our management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	“Boiler room” practices involving high-pressure sales tactics and unrealistic price projections by sales persons;

●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

●	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market would develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

You will bear a substantial risk of loss due to immediate and substantial dilution of the price you pay for your shares.

Our existing shareholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this Offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.05 you pay for them. Upon completion of the Offering, assuming all the 2,000,000 shares are sold, the net tangible book value of your shares will be $0.0026 per share, $0.0974 per share less than what you paid for them. Therefore, investors in this Offering will bear a substantial portion of the risk of loss. Additional sales of our common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

We have no committed source of financing. Wherever possible, our directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our directors have the authority, without action or vote of the shareholders, to issue all or part of the authorized (50,000,000 shares) but unissued (28,000,000 shares) assuming the sale of 2,000,000 shares in this offering. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders may further dilute common stock book value, and that dilution may be material.

Because insiders control our activities, they may cause us to act in a manner that is most beneficial to them and not to outside shareholders, which could cause us not to take actions that outside investors might view favorably and which could prevent or delay a change in control.

Don L. Rose, our director and chief executive officer owns 10,000,000 common shares representing 50.00% of the outstanding common stock and Patricia Rose, our other director holds 10,000,000 or 50.00% of our outstanding common stock. Don Rose and Patricia Rose are husband and wife. As a result, they effectively control all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as business combinations, mergers and related party transactions as well as their compensation. These insiders also have the ability to delay or perhaps even block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

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The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of us.

Our directors have authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of us.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation at Article Nine provides for indemnification as follows: “Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article. Without limiting the application of the foregoing, the Stockholders or Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.”

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

All of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (20,000,000 shares) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six (6) months if purchased from a reporting issuer or twelve (12) months if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

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We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our sole director will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, requires the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our directors are not independent directors, we do not currently have independent audit or compensation committees. As a result, the directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our director, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both more than $10 million in assets and either 2,000 security holders of record or 500 security holders of record that are not accredited investors. This means that your access to information regarding our business will be limited. We intend to file the Form 8-A.

We will incur ongoing costs and expenses for SEC reporting and compliance; without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We plan to contact a market maker immediately following the effectiveness of this registration statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

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FORWARD-LOOKING STATEMENTS

Information in this Prospectus contains “forward looking statements” which can be identified by the use of forward-looking words such as “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The matters herein constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

USE OF PROCEEDS

Our offering is being made on a self-underwritten, “best-efforts” basis with no minimum number of shares we are required to sell in order for us to proceed with the offering. The offering price per share is $0.05. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the shares we are offering for sale. The total estimated costs of the offering are estimated to be $42,000. We will pay all costs relating to this offering and this amount will accrue on our books and records until we are able to pay the full amount whether from revenues or loans from related or unrelated third parties or shareholders.

Application of Funds	Amount	Amount	Amount	Amount

Total Shareholder Advances	$42,000	$42,000	$42,000	$42,000

Offering Expenses
Legal & Professional Fees	$40,000	$40,000	$40,000	$40,000
Accounting Fees	1,000	1,000	1,000	1,000
SEC Filing fee	26	26	26	26
FINRA filing fee	100	100	100	100
Miscellaneous	374	374	374	374
Blue-sky Fees	500	500	500	500
Total Offering Expenses	$42,000	$42,000	$42,000	$42,000

Total Offering Proceeds	$25,000	$50,000	$75,000	$100,000

Use of Net Proceeds
SEC reporting and compliance	$5,000	$5,000	$5,000	$5,000
Website expansion	5,000	5,000	5,000	5,000
Sales representative expenses (1)	3,000	3,000	5,000	5,000
Marketing and advertising (2)	10,000	34,500	56,500	80,500
Other expenses (2)	2,000	2,500	3,500	4,500

Total Use of Net Proceeds(3)	$25,000	$50,000	$75,000	$100,000

Total Use of Proceeds	$25,000	$50,000	$75,000	$100,000

Notes:

(1)

Sales representative expenses may include cost to contract with and initial advance against commissions. These costs are based upon management’s prior experience in the industry with Chalet RV, Inc. and are based upon Chalet RV, Inc.’s experience with a national sales manager and regional sales personnel.

(2)	Marketing and advertising will include online Internet marketing as well as print advertising.

(3)	Other expenses may include but is not limited to, postage, telephone services, overnight delivery services and other general operating expenses.

(4)

The above figures represent only estimated costs.  If necessary, Don L. Rose and Patricia Rose, our officers and directors, have verbally agreed to loan the Company funds to complete the registration process, which represents an obligation in addition to the $41,854 they have previously advanced. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. However, Don L. Rose and Patricia Rose have no obligation to loan such funds to us and there is no guarantee that they will loan such funds to us beyond the registration costs. Neither Don L. Rose nor Patricia Rose will be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Don L. Rose and Patricia Rose and they have orally agreed to be repaid from revenues of operations if and when we generate revenues to pay the obligation.

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THE OFFERING

This is our initial offering of Common Stock and no public market exists for the securities being offered. We are offering the shares on a “self-underwritten,” best efforts basis up to 2,000,000 shares of our common stock at a price of $0.05 per share and we do not require a minimum number of shares to be sold. The proceeds from the sale of the offered shares will not be placed in escrow or a trust account and will be immediately available to us. We are offering the shares directly through our officers and directors. The shares will be offered at a fixed price of $0.05 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares any individual subscriber is required to purchase. This offering is on a self-underwritten, best effort, basis. Don L. Rose and Patricia Rose, our officers and directors, intend to sell the shares directly. No commission or other compensation related to the sale of the shares will be paid to our officers and directors. The intended methods of communication include, without limitations, telephone, and personal contact. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein. The officers and directors of the issuer and any affiliated parties thereof will not participate in this offering.

In connection with our selling efforts in the offering, Don L. Rose and Patricia Rose will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Don L. Rose and Patricia Rose are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Don L. Rose and Patricia Rose will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Don L. Rose and Patricia Rose are not, nor have they been within the past 12 months, a broker or dealer, and they are not, nor have they been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Don L. Rose and Patricia Rose will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Don L. Rose and Patricia Rose will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the shares being offered. The price per share is fixed at $0.05 for the duration of this offering.

We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 5 days of our acceptance of their subscription or as soon thereafter as practicable.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will immediately return all monies from rejected subscriptions to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus; or (iii) when the Board of Directors decides it is in our best interest to terminate the offering prior to completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part. We will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

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The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only, and currently no market for our common stock exists. While we have not identified a market maker to file a Rule 211 application with FINRA in order to apply for the inclusion of our common stock in the OTCBB, we intend to contact one to file a Rule 211 application and, in the event that we reach an agreement with them, such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Please refer to the sections of this prospectus entitled “Risk Factors” and “Dilution” before making an investment in this stock.

Procedures and Requirements for Subscription

Prior to the effectiveness of the registration statement, the issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(a)) and sending it together with payment in full to our offices at 124 41st Avenue SE, Albany, OR 97322. All payments are required in the form of United States currency either by personal check, bank draft, or by cashier’s check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. We reserve the right to either accept or reject any subscription within 48 hours of its receipt. Any subscription rejected within this 48-hour period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, we have arbitrarily determined the offering price and other terms and conditions relative to our shares and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, we have not consulted any investment banker, appraiser, or other independent third party concerning the offering price for the shares or the fairness of the offering price used for the shares.

We have fixed the price of the current offering at $0.05 per share. This price is significantly greater than the price paid by our officers and directors for common equity since our inception on April 17, 2014. Our officers and directors received shares valued at $0.0001 per share, a difference of $0.0499 per share lower than the share price in this offering, for services rendered.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. This is due in part because of the common stock issued to officers and directors at $0.0001 per share versus the current offering price of $0.05 per share. Please refer to the section titled “Certain Transactions,” herein, for more information. Our net book value on September 30, 2014 was ($42,092). Assuming all 2,000,000 shares offered are sold, and in effect we receive the maximum proceeds of this offering from shareholders, our net book value will be approximately $0.0026 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0974 per share while our present stockholders will receive an increase of $0.0047 per share in the net tangible book value of the shares they hold. This will result in a 97.40% dilution for purchasers of stock in this offering.

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If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 22,000,000 shares to be outstanding will be $57,908 or approximately $0.0026 per share. The net tangible book value per share prior to the offering is ($0.0021). The net tangible book value of the shares held by our existing shareholders will be increased by $0.0047 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.05 per share to $0.0026 per share, which will result in 97.4% dilution.

After completion of this offering, if 2,000,000 shares are sold, investors in the offering will own 9.09% of the total number of shares then outstanding for which they will have made cash investment of $100,000 or $0.05 per share. Our existing shareholders will own 90.91% of the total number of shares then outstanding, for which they have made contributions of services valued at $2,000 or $0.0001 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the 1,500,000 shares to be outstanding will be $32,908, or approximately $0.0015 per share. The net tangible book value per share prior to the offering is ($0.0021). The net tangible book value of the shares held by our existing shareholders will be increased by $0.0036 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.05 per share to $0.0021 per share, which will result in 98.50% dilution.

After completion of this offering investors in the offering will own approximately 6.98% of the total number of shares then outstanding for which they will have made cash investment of $75,000, or $0.05 per share. Our existing shareholders will own approximately 93.02% of the total number of shares then outstanding, for which they have made contributions of services valued at $2,000 or $0.0001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 1,000,000 shares to be outstanding will be $7,908 or approximately $0.0004 per share. The net tangible book value per share prior to the offering is ($0.0021). The net tangible book value of the shares held by our existing shareholders will be increased by $0.0025 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.05 per share to $0.0021 per share, which will result in 99.60% dilution.

After completion of this offering investors in the offering will own approximately 4.76% of the total number of shares then outstanding for which they will have made cash investment of $50,000, or $0.05 per share. Our existing shareholders will own approximately 95.24% of the total number of shares then outstanding, for which they contributed services valued at $2,000 or $0.0001 per share.

If 25% of the Shares Are Sold

Upon completion of this offering, in the event 500,000 shares are sold, the net tangible book value of the 500,000 shares to be outstanding will be $(17,902), or approximately $(0.0008) per share. The net tangible book value per share prior to the offering is ($0.0021). The net tangible book value of the shares held by our existing shareholders will be increased by $0.0013 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.05 per share to $0.0002 per share, which will result in 100.08% dilution.

After completion of this offering investors in the offering will own approximately 2.44% of the total number of shares then outstanding for which they will have made cash investment of $25,000, or $0.05 per share. Our existing shareholders will own approximately 97.56% of the total number of shares then outstanding, for which they contributed services valued at $2,000 or $0.0001 per share.

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This following table represents a comparison of the differences of your investment in our shares in this offering and the individuals who are our existing shareholders:

Offering
Existing Stockholders if all the Shares are sold:

Price per share	$0.05

Net Tangible Book Value Per Share Before the Offering	$(42,092)

Net Tangible Book Value Per Share After the Offering	$57,908

Net Increase to Original Shareholders	$0.0047

Decrease in Investment to New Shareholders	$0.0974

Dilution to New Shareholders (%)	97.40

Capital contributions	$100,000

Number of shares outstanding before the offering	20,000,000

Number of shares outstanding after the offering assuming the sale of 100% of the shares	22,000,000

Percentage of ownership after the offering	9.09

Existing Stockholders if 75% of the Shares are sold:

Net Tangible Book Value Per Share Before the Offering	$(42,092)

Net Tangible Book Value Per Share After the Offering	$32,908

Net Increase to Original Shareholders	$0.0036

Decrease in Investment to New Shareholders	$0.0985

Dilution to New Shareholders (%)	98.50

Capital contributions	$75,000

Number of shares outstanding before the offering	20,000,000

Number of shares outstanding after the offering assuming the sale of 75% of the shares	21,500,000

Percentage of ownership after the offering	6.98

Existing Stockholders if 50% of the Shares are sold:

Net Tangible Book Value Per Share Before the Offering	$(42,092)

Net Tangible Book Value Per Share After the Offering	$7,908

Net Increase to Original Shareholders	$0.0025

Decrease in Investment to New Shareholders	$0.0996

Dilution to New Shareholders (%)	99.60

Capital contributions	$50,000

Number of shares outstanding before the offering	20,000,000

Number of shares outstanding after the offering assuming the sale of 100% of the shares	21,000,000

Percentage of ownership after the offering	4.76

Existing Stockholders if 25% of the Shares are sold:

Net Tangible Book Value Per Share Before the Offering	$(42,092)

Net Tangible Book Value Per Share After the Offering	$(17,902)

Net Increase to Original Shareholders	$0.0013

Decrease in Investment to New Shareholders	$0.1008

Dilution to New Shareholders (%)	100.08

Capital contributions	$25,000

Number of shares outstanding before the offering	20,000,000

Number of shares outstanding after the offering assuming the sale of 100% of the shares	20,500,000

Percentage of ownership after the offering	2.44

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DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. We will seek identify a market maker to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance as to whether we will identify a market marker that will be willing to file an application and, if we identify one and it agrees to file an application, whether such market maker’s application will be accepted by FINRA. We cannot estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

We do not have any common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. Also, Don L. Rose and Patricia Rose, our officers and directors, hold 10,000,000 and 10,000,000, respectively of our outstanding common stock. In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

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If we have been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

●	1% of the total number of our common shares then outstanding; or

●	The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which have become effective on February 15, 2008.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

●	If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

●	If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

However, no assurance can be given as to:

●	the likelihood of a market for our common shares developing,

●	the liquidity of any such market,

●	the ability of the shareholders to sell the shares, or

●	the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” contains forward-looking statements about our business, financial condition, and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

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The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the consulting services that we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (of which we plan to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both more than $10 million in assets and either 2,000 security holders of record or 500 security holders of record that are not accredited investors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policy and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. In addition, these accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in this registration statement on Form S-1.

Impairment of long-lived assets

We, when applicable, continually monitor events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, we assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Revenue Recognition

We recognize revenue when services have been provided and collection is reasonably assured.

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Emerging Growth Company

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. We can delay the adoption of such accounting standards until those standards would otherwise apply to private companies until we are either no longer an “emerging growth company” or we affirmatively and irrevocably opt out of the extended transition period. As a result of our election to rely on the extended transition period, our financial statements may not be comparable to the financial statements of other public companies. During this extended transition period we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

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The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements for the period for April 17, 2014 (inception) through May 31, 2014, together with notes thereto and our unaudited financial statements for the period from April 17, 2014 (inception) through September 30, 2014, together with notes thereto, which are included in this registration statement on Form S-1. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. However, even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Plan of Operation

We were incorporated in the State of Nevada on April 17, 2014. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has not generated any revenue and just recently started our operations. If we are unable to successfully find customers to engage us to provide consulting and marketing services from the recreational vehicle and camper industry, then we may quickly use up the proceeds from this offering.

Our business strategy is to market our website (www.chaletlifestyles.com) whereby potential customers will be able to review our consulting services and our methodology with respect to how we have marketed Chalet RV, Inc. We intend to offer potential customers our marketing and consulting services on an hourly, fixed fee and contingency basis. We will develop our presence on e-commerce sites as Facebook, Twitter, LinkedIn, Pinterest, Instagram and other social media sites.

The number of customers we obtain will depend upon the success of our marketing efforts through our website and other online and print sources as well as from the existing relationships our officers and directors have as well as from the hiring of an independent sales representative. In the event that we are unable to obtain capital through the sale of the shares in this Offering, we intend to borrow monies from our founders to satisfy our capital needs until such time that we are able to secure outside equity capital or debt.

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Overview

We intend to be a provider of marketing and consulting services in North America to manufacturers and distributors of recreational vehicles and campers. We intend to provide these services through the existing relationships of our officers, through the use of an independent sales representative and through our website. We intend to conduct our operations through our website called Chalet Lifestyles, which is based in Albany, Oregon. As of September 30, 2014, we have not yet commenced operations and are still developing our website and marketing and consulting model, which we intend as an hourly, fixed fee and contingency fee based service.

Services

We intend to provide consulting and marketing services to manufacturers and distributors of recreational vehicles, campers and outdoor lifestyle product manufacturers through our website and sales personnel, which will provide them with an overview of how our officers and directors have turned Chalet RV, Inc. into a leading manufacturer of campers. Our website will provide potential customers with the ability to submit inquires into the type of consulting or marketing services desired so we can respond with an offer to provide our services. Our consulting services will be designed to assist our customers with methodologies to reduce manufacturing times, locate and expand their manufacturing operations, increase sales and open new distribution and licensing channels and reduce overhead to increase profitability. We are currently developing our web site and marketing materials to promote our services and raise awareness of our business services. In addition, we are reviewing dealer agreements contracts, relocation incentives and other areas that will be of interest to our potential customers. Some more detail on services to be offered are below.

The services we intend to offer will include, but will not be limited to, the following, which our founders intend to fund in the event we do not raise sufficient capital in our offering:

1.	Developing marketing strategies for our customers. This would include designing, planning and implementing model year changes, assisting with media placements and media exposure;

2.	Developing marketing materials such as brochures, web sites, handouts as well as consultation on trade shows;

3.	Working with the RV manufacturers to expand their RV dealer base. This would involve introductions to potential RV dealers, assistance in preparing and administering RV dealer agreements, strategy for manufacturer brand placements in dealers, help in completing and managing RV dealer floor plan financing agreements from financial institutions and possible development of the manufacturer’s own floor plan agreement for dealers.;

4.	Using social media to gain exposure for our potential customers and their products. This would involve social media such as Facebook, Twitter, etc. to drive traffic to the manufacturer’s web site and leads to their dealers.;

5.	Design and manufacturing assistance to maximize efficiency of the factory layout, materials purchasing, worker pay incentives, etc.;

6.	Working with clients to more efficiently ship their products. This would involve arranging for the most efficient transportation of product with the minimum amount of time for completed units on the ground at the factory awaiting shipment. It would also involve scheduling for transportation units to have loads to back haul to reduce the cost of transportation. It might include design of transportation trailers to maximize the transportation of the manufacturer’s products.;

7.	Identification of potential strategic partners for clients.

Marketing

We intend to market our services through a wide variety of offline and online marketing activities. We intend our offline marketing activities to consist of traditional marketing and business development activities, including print and radio advertising and related public relations efforts, as well as events. We intend our online marketing activities to consist of the purchase of banner and other display advertising, search engine marketing and e-mail campaigns. We also intend to enter into a variety of alliances with third parties who advertise and promote our services. We anticipate some of these alliances will be exclusive and some may contain renewal provisions. Our founders intend to advance working capital for our marketing efforts in the event we are unable to raise sufficient capital in our offering.

Revenue

We anticipate our revenue will be derived from consulting fees on an hourly basis as well as a fixed fee assignment and contingency fee, which will be results driven. We also anticipate earning revenue from online advertising.

Competition

The consulting and marketing business is very competitive and highly fragmented and barriers to entry are minimal. We compete primarily with traditional consulting firms such as the Big 4 and other boutique consultants (both paid and contingency) that provide consulting services.

We believe that our ability to compete successfully will depend primarily upon the following factors:

●	the size and diversity of our customers relative to those of our competitors;

●	the functionality of our websites and effectiveness of our consulting and marketing services relative to those of our competitors;

●	how quickly we can enhance technology and services in response to:

●	the introduction of service offerings by our competitors;

●	evolving industry standards; and

●	changes in manufacturing requirements and trends in the recreational vehicle and camper industry to our competitors;

●	our ability to engage in cost-effective marketing efforts, including by way of maintaining relationships with third parties with which we may enter into alliances; and

●	the recognition and strength of our Chalet Lifestyle brand relative to those of our competitors.

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Additional Information

Company Website and Public Filings. The Company maintains a website at www.chaletlifesytles.com. None the information on the Company’s website is incorporated by reference in this Registration Statement, or in any other filings with, or in any other information furnished or submitted to, the SEC.

Code of Ethics. The Company’s code of ethics applies to all employees (including all of our officers and directors and is posted on the Company’s website at www.chaletlifestyles.com/corporate-governance-document. This code of ethics complies with Item 406 of SEC Regulation S-K and the rules of The Nasdaq Stock Market. Any changes to the code of ethics that affect the provisions required by Item 406 of Regulation S-K, and any waivers of such provisions of the code of ethics for the Company’s executive officers, senior financial officers or directors, will also be disclosed on the Company’s website.

We may conduct limited research and development of additional features to offer to our future subscribers. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to offer consulting services to start-ups and development stage companies. Our plan of operations is as follows:

Complete our public offering

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our marketing and consulting services. Our plan of operations following the completion is as follows:

Develop our Website

Time Frame: 1st – 3rd months.

Development and Material costs: $5,000.

We intend to begin developing our website. Although we intend to outsource its development, our officers will be in charge of overseeing the development of our website and the consulting and marketing services we intend to offer. As of the date of this prospectus we have identified and secured the domain name www.chaletlifestyles.com. We intend to hire a web designer to help us with the development and functionality of our website. We do not have any written agreements with any web designers at current time. The website expansion costs, including enhanced site design and implementation will be approximately $5,000, which includes the material costs. Updating and improving our website will continue throughout the lifetime of our operations.

Negotiate agreements with potential advertising partners

Time Frame: 4th-12th months.

No material costs.

Once our website is operational, we will contact and start negotiation with potential advertising partners. We will negotiate terms and conditions of collaboration. At the beginning, we plan to focus primarily on advertisers that we believe will benefit from advertising on a website that will initially appeal to manufacturers and distributors of recreational vehicles and campers. Then we plan to expand our target market to other more general advertisers such as trade shows. This activity will be ongoing throughout our operations. Even though the negotiation with potential advertisers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

In the future, when/if we have available resources, operating history and experience, we plan to engage online advertising agencies to assist us with attracting online advertising sources. Our competitors have gained customer loyalty and brand identification through their long-standing advertising efforts. This creates a barrier to market entry by forcing us to spend time and money to differentiate our marketing and consulting services in the marketplace and overcome these loyalties, which we believe we can accomplish based on the experience of our officers. The large established service providers may require capital investments in personnel. They also may have exclusive agreements with key advertisers. Considering our lack of operating history and experience in offering consulting services, we may never become an established marketing and consulting firm.

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Commence Marketing Campaign

Time Frame: 6th - 12th months.

Costs: $10,000 - $80,500.

At the same time as we start negotiations with potential advertisers we will begin to market our consulting and marketing services through social media platforms. We intend to use marketing strategies, such as web advertisements, direct mailing, and flyers to acquire potential customers. We believe that we should begin to see results from our marketing campaign within 120 days from its initiation. We also will use Internet promotion tools on Facebook, Twitter and other social media websites to advertise our marketing and consulting services.  We intend to spend from $10,000 - $80,500 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

Specifically, we intend to implement the following activities based upon the amount of subscription proceeds we accept:

1.	If we are successful in raising 25% of this offering then we intend to develop marketing brochures and have sales personnel call upon prospective customers.
2.	If we are successful in raising 50% of this offering then we intend to develop marketing brochures, have sales personnel call upon prospective customers and attend some industry trade shows.
3.	If we are successful in raising 75% of this offering then we intend to develop marketing brochures, have sales personnel call upon prospective customers, attend numerous industry trade shows and market our services through a television program, such as “Rollin’ on TV”, that are dedicated to the recreational vehicle industry.
4.	If we are successful in raising 100% of this offering then we intend to develop marketing brochures, have sales personnel call upon prospective customers, attend numerous industry trade shows and market through several television programs, such as “Rollin’ on TV”, that are dedicated to the recreational vehicle industry.

Our officers will be devoting approximately 10 hours per week to our operations. Once we expand operations, and are able to attract more and more customers, we may hire additional personnel as required. Because our officers will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Estimated Expenses for the Next Twelve Months

The following provides an overview of our estimated expenses to fund our plan of operation for the next twelve months.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Expenses	Expenses	Expenses	Expenses
SEC reporting and compliance	$5,000	$5,000	$5,000	$5,000
Website expansion	5,000	5,000	5,000	5,000
Sales representative expenses	3,000	3,000	3,000	3,000
Marketing and advertising(1)	10,000	34,500	56,500	80,500
Other expenses(2)	2,000	2,500	3,500	4,500
Total	$25,000	$50,000	$75,000	$100,000

If we sell 25% shares in this offering our cash reserves will be not sufficient to meet our obligations for the next twelve-month period. We anticipate that the minimum additional capital necessary to fund our planned operations in this case for the 12-month period will be approximately $50,000 and will be needed for general administrative expenses, business development, marketing costs and costs associated with being a publicly reporting company. As a result, we will need to seek additional funding in the near future. The most likely source of this additional capital is through the sale of additional shares of common stock or advances from our officers and directors. Don L. Rose and Patricia Rose, our officers and directors, have already advance us $41,854, to meet our obligations for this Offering. Our existing shareholders have no firm commitment, arrangement or legal obligation to advance or loan funds to the Company; however, they have orally agreed to advance the funds to complete the registration process and provide us with initial working capital.

If we are able to successfully complete the above goals within the estimated timeframes set forth and are able to raise proceeds additional proceeds that may be needed to secure additional personnel and marketing funds, those funds would be allocated as follows:

Our management may hire full or part-time employees and intends to hire an independent contractor over the next six (6) months. The number of potential employees or independent contractors will depend on the amount of proceeds we receive from the Offering; however, at the present, the services provided by our officers and directors appear sufficient at this time. We believe that our operations are currently on a small scale that is manageable by these two individuals and can be supplemented by engaging independent contractors. Our management’s responsibilities are mainly administrative at this early stage. While we believe that the addition of employees is not required over the next six (6) months, the professionals we plan to utilize may be independent contractors. We do not intend to enter into any employment agreements with any of these professionals. Thus, these persons are not intended to be employees of our company.

Our management does not expect to incur any material research costs in the next twelve months; we currently do not own any plants or equipment that we would seek to sell in the near future; we do not have any off-balance sheet arrangements; and we have not paid for expenses on behalf of our officer or directors. Additionally, we believe that this fact shall not materially change.

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Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

We have implemented all new accounting pronouncements that are in effect and that may impact our financial statements and do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not noted a significant seasonal impact in our business (or businesses like ours) although having just commenced operations it is too early to tell.

Off-Balance Sheet Arrangements. We have no off-balance sheet arrangements.

BUSINESS

We were incorporated under the laws of the State of Nevada on April 17, 2014, with fiscal year end in December 31. We are a development stage company that has not generated any revenue and just recently started our operations. If we are unable to successfully find customers who will engage us for our marketing and consulting services, then we may quickly use up the proceeds from this offering.

We intend to offer a variety of marketing and consulting strategies and services to manufacturers and distributors of recreational vehicles and campers to enable them to increase profitability and sales. We intend to provide these services through our website and through the use of a sales representative who will market our strategies to our potential customers in trade shows and through direct sales efforts. We intend to conduct our operations through our website called Chalet Lifestyles. As of May 31, 2014, we have not yet commenced operations and are developing our website and consulting and marketing model.

Services

We intend to provide marketing and consulting services through our website that we own and operate, which will provide recreational vehicle and camper manufacturers and distributors with an environment for us to offer our consulting and marketing ideas and strategies in our target markets. Our website will provide recreational vehicle and camper manufacturers and distributors a forum to learn about our strategies and to submit inquiries for our services, which are intended to reduce manufacturing times, increase profitability, increase sales and open new distribution channels and licensing opportunities. We are currently developing our web site and marketing materials to promote our services and raise awareness of our business services. In addition, we are reviewing dealer agreements contracts, relocation incentives and other areas that will be of interest to our potential customers.

We intend our website to have both subscription-based and ad-supported offerings. We intend our subscription-based website to offer registered members the ability to post and advertise their products and use any related searching and matching tools free of charge, while subscribers will have access to enhanced tools and a broader feature set, including the ability to initiate, review and respond to communications with or from other users, suppliers and advertisers. We intend our subscription programs to consist of programs with a single-month term, with discounts for programs with various longer terms.

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Marketing

We intend to market our services through a wide variety of offline and online marketing activities. We intend our offline marketing activities to consist of traditional marketing and business development activities, including print advertising and related public relations efforts, as well as events and trade shows. We intend our online marketing activities to consist of the purchase of banner and other display advertising, search engine marketing and e-mail campaigns. We also intend to enter into a variety of alliances with third parties who advertise and promote our services. We anticipate some of these alliances will be exclusive and some may contain renewal provisions.

Since beginning operations in April 2014, we have not earned any revenues or provided any consulting services and we have incurred a loss of $444,92 as of September 30, 2014. We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Our chief executive officer and director, Don L. Rose, and our other officer and director, Patricia Rose, are our only personnel. Mr. and Mrs. Rose will devote at least ten hours per week to us but may increase the number of hours as necessary. We expect our future sales to be derived from marketing our services to the existing recreational vehicle and camper manufacturers and distributors relationships of our officers and the efforts of an independent sales representative and from the Internet.

In April 2014, the Company issued 10,000,000 common shares to Don L. Rose, our chairman, chief executive officer, for services rendered in our formation and organization valued at $1,000 or $0.0001 per share and 10,000,000 common shares to his wife, Patricia Rose, our vice president, secretary and other director for services rendered in our formation and organization valued at $1,000 or $0.0001 per share transactions that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) in reliance on Section 4(2) of the Act. On June 24, 2014, we filed a certificate of correction to correct an inconsistency in our articles of incorporation with our continuation sheet that supplements our articles.

We have not established or attempted to establish a source of equity or debt financing. Our auditors indicated in their report on our financial statements (the “Report”) that “the Company has not generated profits to date and has minimal liquidity, which raises substantial doubt as to its ability to continue as a going concern.”

Our administrative office is located at 124 41st Avenue SE, Albany, OR 97322.

Our fiscal year end is December 31.

We began operations in April 2014, to market our consulting and marketing services to manufacturers and distributors of recreational vehicles and campers in the United States. Our operations to date have been devoted primarily to start-up and development activities, which include:

1.	Formation of the Company;

2.	Development of our business plan;

3.	Evaluating various target manufacturers and distributors to market our services to in North America;

4.	Secured our website domain www.chaletlifestyles.com;

5.	Development of our site map for our websites; and

6.	Research on the pricing or our consulting services for potential customers.

In the third and fourth quarters of 2014, we plan to continue to focus our business operations on the development of our website and the advertising campaign directed toward marketing our consulting and marketing service. We plan to utilize our website and an independent sales representative to promote our marketing and consulting services. We anticipate promoting our services by advertising our website and marketing our website through other online websites such as Facebook, Twitter, LinkedIn, and others.

We may conduct limited research and development of additional services to offer. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to offer our consulting and marketing services to recreational vehicle and camper manufacturers and distributors in the United States. Our plan of operations is as follows:

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Financing Strategy

Our ability to generate revenues and market our services will be dependent on additional outside financing, advances from our shareholders and reinvesting our profits. Primary responsibility for the overall planning and management of our consulting services will rest with our management. For the various services we plan to offer, management will need to assess the market and our needs to offer such services to be competitive with other manufacturing and distributor consultants. All decisions will be subject to budgetary restrictions and our business control. We cannot provide any guarantee that we will be able to ever offer additional services on cost-effect terms.

Competition

The consulting and marketing industry is highly competitive. We will compete with a variety of companies, many of which have greater financial and other resources than us, or are subsidiaries or divisions of larger organizations. In particular, the industry is characterized by a small number of large, dominant organizations that offer various forms of marketing and consulting services. There are also numerous niche companies that have greater financial and other resources than us.

The major competitive factors in our business are the timeliness and quality of service, the quality of work product the clients desire and price. Our ability to compete effectively in providing customer service and quality services depends primarily on the level of training of our future staff, the utilization of computer software and equipment and the ability to deliver our services in an effective and timely manner. We believe we will compete effectively in all of these areas.

Many of our competitors have substantially greater financial, technical, managerial, marketing and other resources than we do and they may compete more effectively than we can. If our competitors offer services at lower prices than we do, we may have to lower the prices we charge, which will adversely affect our results of operations. Furthermore, many of our competitors are able to obtain more experienced employees than we can.

Intellectual Property Rights

We do not currently have any intellectual property rights.

Our Website

Our website is located at www.chaletlifestyles.com. Our corporate website will provides a description of our company, our services, mission statement along with our contact information including our address, telephone number and e-mail address.

Dependence On Customers

We do not have any customers.

Trademarks And Patents

We do not have any registered trademarks or patents.

Need For Any Government Approval Of Principal Services

We are also subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. Sales of the services we intend to provide to customers may be subject to U.S. and local government regulations.

Research And Development

We have not spent any money on research and development activities.

Employees

At the present time, we do not have any employees other than our officers and directors who devote their time as needed to our business and expect to devote 10 hours per week.

Legal Proceedings

We are not involved in any legal proceedings nor are we aware of any pending or threatened litigation against us. None of our officers or director is a party to any legal proceeding or litigation. None of our officers or director has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

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Property

We hold no real property. We do not presently own any interests in real estate. Our executive, administrative and operating offices are located at 124 41st Avenue SE, Albany, OR 97322. We have a written lease with the landlord and rent space on a month-to-month basis at the rate of $36 per month.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors serve until their successors are elected and qualified. Our directors elect our officers to a term of one (1) year and they serve until their successors are duly elected and qualified, or until they are removed from office. The board of directors has no nominating or compensation committees.

The name, address, age, and position of our present officers and director is set forth below:

Name	Age	Title(s)

Don L. Rose	55	Chairman, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer

Patricia Rose	60	Vice President, Secretary & Director

The persons named above have held their offices/positions since April 17, 2014, and we expect them to hold their offices/positions at least until the next annual meeting of our shareholders.

Mr. Don L. Rose, Chairman, Chief Executive Officer, President, and Chief Financial Officer

Don L. Rose is our Chairman, President, and Chief Financial Officer and has served in this capacity since our inception on April 17, 2014. From 2012 to the present, Mr. Rose has served as the Chairman and CEO of Chalet RV, Inc., a manufacturer of recreational campers market under the Chalet brand. As CEO of Chalet RV, Mr. Rose expanded Chalet’s foreign operations by opening up new markets in South Korea and expanding sales to Australia. From 2005 to 2012, Mr. Rose served as founder and CEO of Global Media Fund, an investment fund that specialized in investing media and marketing companies. Mr. Rose has managed numerous companies in industries such as nuclear power, electrical distribution, public relations, mineral extraction, and is a director of Connect Interactive, Inc., a development stage online dating website. He has a strong combination of management, financial, entrepreneurial, business development, technology, and strategic skills. He has spent the last thirty-two years in the areas of consulting, acquisitions, mergers, developing public and private companies, growth financing and business development.

Mr. Rose was founder and CEO/Chairman of an Internet company that went public. Other companies that Mr. Rose founded and/or developed include a mining company with an ore extraction methodology that he started that was sold to a publicly traded company at a valuation in excess of one hundred million dollars ($100,000,000), a management/technical consulting firm with numerous Fortune 1000 clients and a technology company that specialized in building and supplying communication systems to government agencies.

In his career, he has consulted with many startups and well as established companies; both privately held and publicly traded, on such matters as financing, business development, mergers and acquisitions, project management, marketing, public relations and other matters. He is a US Navy submarine veteran and a graduate from Union College (NY).

Patricia Rose, Vice President, Secretary & Director

Patricia Rose is our Vice President, Secretary and a Director and has served in that capacity since our inception on April 17, 2014. From 2012 to present, Mrs. Rose has served as the Office Manager for Chalet RV, Inc., a manufacturer of recreational campers marketed under the Chalet brand. In this capacity Mrs. Rose has overseen the development of marketing materials such as brochures and model hang tags. In addition, she has been instrumental in planning model year changes and overseeing the sales and administrative staff.

From 1970 to 2012, Mrs. Rose worked as a teacher and administrator at the elementary and secondary levels in both public and private schools. From 2009 through 2014, Mrs. Rose served as a consultant to the Longwood Central School District located in Long Island New York. In that capacity, she worked as an interim Assistant Principal in Longwood High School. In addition, she provided professional staff development to both the Longwood High School and Longwood Junior High School faculty.

The last years of her tenure in the public school system were spent as a middle school principal. During that time, she was Principal of the largest Junior High School in the state of New York, affiliated with the New York State Middle School Association and served as a regional director for the organization. In addition, she was a NYSED middle school liaison representing Long Island. As Principal Mrs. Rose was in charge of all budget matters, all vendor agreements, hiring and firing of personnel, student instruction, liaison with district offices and parents, relating to her building. Additionally, she taught middle and high school mathematics.

Patricia Rose has served as an interim administrator for a number of Suffolk County public schools and has served as a member of two NYSED Regents Accreditation of Teacher Education teams, which are the accreditation agencies that determine whether a college program’s are accredited. She has also worked with Five Towns College to assist in building the college’s Early Childhood Education undergraduate program enrollment.

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Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

No member of management will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer and director in that he may have other business interests in the future to which he devotes his attention, and he may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through his exercise of such judgment as is consistent with each officer’s understanding of his fiduciary duties to us. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, our officers and sole director have orally agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Currently we have two officers and directors and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Code of Business Conduct and Ethics

On April 17, 2014, we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

●	honest and ethical conduct,

●	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

●	compliance with applicable laws, rules and regulations,

●	the prompt reporting violation of the code, and

●	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as Exhibit 14.1 to our registration statement of which this prospectus is a part.

Board of Directors

Our directors hold office until the completion of their term of office, which is not longer than one year, or until a successor(s) have been elected. Our directors’ term of office expires on April 16, 2015. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none), serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

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Involvement in Certain Legal Proceedings

During the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of us:

(1) had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any of the following activities:

i.	acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	engaging in any type of business practice; or

iii.	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

(4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

(5) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

We will reimburse all directors for any expenses incurred in attending directors’ meetings provided that we have the resources to pay these fees. We will consider applying for officers and directors liability insurance at such time when we have the resources to do so.

Summary Executive Compensation Table

The following table shows, for the period from April 17, 2014 (inception) to September 30, 2014, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)

1Don L. Rose, CEO, CFO and Director	2014	-	-	-	-	-	-	1,000	1,000

2Patricia Rose, Vice President, Secretary, Director	2014	-	-	-	-	-	-	-1,000	-1,000

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We have no formal employment arrangement with Don L. Rose or Patricia Rose at this time. Their compensation has not been fixed or based on any percentage calculations. They will make all decisions determining the amount and timing of their compensation and, for the immediate future, will not receive any compensation. The Company’s board will formalize their compensation amount if and when their annual compensation exceeds $50,000.

(1) Don L. Rose received 10,000,000 shares of our common stock for organizational services, which our board of directors valued at $0.0001 per share, or $1,000, for preformation efforts. We do not intend on issuing any additional shares to him for organizational services or for his activities as an officer and director.

(2) Patricia Rose received 10,000,000 shares of our common stock for organizational services, which our board of directors valued at $0.0001 par share, or $1,000, for preformation efforts. We do not intend on issuing any additional shares to her for her activities as an officer and director.

Grants of Plan-Based Awards Table

We currently do not have any equity compensation plans. Therefore, none of our named executive officers received any grants of stock, option awards or other plan-based awards during the period from April 17, 2014 (inception) through September 30, 2014.

Outstanding Equity Awards at Fiscal Year-End Table

None. We do not have any equity award compensation plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our officers and directors, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The shareholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. As of September 30, 2014, we had 20,000,000 shares of common stock outstanding, which is held by 2 shareholders. There are not any pending or anticipated arrangements that may cause a change in control.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Don L. Rose	10,000,000	50.00%
Common Stock	Patricia Rose	10,000,000	50.00%
	All Officers and Directors as a Group (2 persons)	20,000,000	100.00%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our promoters are Don L. Rose, our chairman, chief executive officer, chief financial officer and director, and Patricia Rose, our vice president, secretary and director. Don L. Rose and Patricia Rose are husband and wife.

Our office and mailing address is 124 41st Avenue SE, Albany, OR 97322.

On April 17, 2014, we issued 10,000,000 shares of our common stock to Don L. Rose, our chief executive officer, chief financial officer, and director and 10,000,000 shares of our common stock to Patricia Rose, our vice president, secretary and director. These shares were issued in exchange for services our board of directors valued at $1,000 and $1,000, respectively or $0.0001 per share.

Our officers and directors are required to commit time to our affairs and, accordingly, may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, our officers and directors have orally agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

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We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

●	disclose such transactions in prospectuses where required;

●	disclose in any and all filings with the Securities and Exchange Commission, where required;

●	obtain disinterested directors’ consent; and

●	obtain shareholder consent where required.

DESCRIPTION OF SECURITIES

We were incorporated under the laws of the State of Nevada on April 17, 2014. We were authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share.

Common Stock

Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.0001 par value per share. As of the date of this registration statement, there are 20,000,000 shares of our common stock issued and outstanding held by 2 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders of our common stock:

●	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

●	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

●	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

●	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote except for voting for the election of directors.

See also Plan of Distribution regarding negative implications of being classified as a “Penny Stock.”

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights. In companies with cumulative voting rights holders of more than 50% of the outstanding shares, voting for the election of directors can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

We refer you to the Bylaws and our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preemptive Rights

No holder of any shares of our stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

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Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Stock Transfer Agent

We have not presently secured an independent stock transfer agent. We have identified an agent to retain and intend such transfer agent to be VStock Transfer, 18 Lafayette Place, NY 11598, having a telephone number of (212) 828-8436.

PLAN OF DISTRIBUTION

There is no public market for our common stock. Two shareholders currently hold our common stock. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. We do not have a market to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. We intend to contact market makers to file an application with FINRA however; there can be no assurance as to whether we will be able to locate a market maker or, in the event that one agrees to file an application, such market maker’s application will be accepted by FINRA. We estimate the time period that will be required for the application process. In the absence of quotation or listing, no market is available for investors in our common stock to sell their shares. We cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading.

If the shares of our common stock ever become tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a self-underwritten, best-efforts basis utilizing the efforts of Don L. Rose, chairman and chief executive officer and Patricia Rose, vice president, secretary and director. Potential investors include, but are not limited to, family, friends and acquaintances of Don L. Rose and Patricia Rose. The intended methods of communication include, without limitation, telephone calls and personal contact. In their endeavors to sell this offering, Don L. Rose and Patricia Rose will not use any mass advertising methods such as the Internet or print media. There is no minimum number of shares that we need to sell in the offering for us to use the proceeds from the sale of any of the shares.

We will receive all proceeds from the sale of the 2,000,000 shares being offered. The price per share is fixed at $0.05 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by us must be made at the fixed price of $0.05 for up to 180 days from the effective date of this prospectus.

Our shares may be sold to purchasers from time to time directly by and subject to the discretion of the Board. Further, we will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from us and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by us may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.05 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be approximately $42,000.

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Don L. Rose and Patricia Rose will not receive commissions for any sales originated on our behalf. We believe that Don L. Rose and Patricia Rose are exempt from registration as brokers under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Mr. and Mrs. Rose:

1.	Are not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation;

a.	Will not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

b.	Are not an associated person of a broker or dealer; and

c.	Meets the conditions of the following:

i.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

ii.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

iii.	Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a rule 415 registration

No officers or directors of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The proceeds from the sale of the shares in this offering will be payable to us and will be deposited in our general bank account available for immediate use. All subscription agreements and checks are irrevocable.

Investors can purchase common stock in this offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1 to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. We expressly reserve the right to either accept or reject any subscription within 48 hours of its receipt. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

Any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets, which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to OTCBB quoted securities.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because analysts do usually not follow OTCBB stocks, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Section 15(g) of the Exchange Act will cover our shares and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

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Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it difficult to dispose of our securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

42

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide us with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a “shell” at the time of application.

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and shell company is not a bar to such listing), secondary trading can occur in these states without further action.

Upon effectiveness of this Prospectus, we intend to consider becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about us will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, our shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on us: Michigan, New Hampshire, Texas and Vermont. We intend, at our own cost, to make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filings its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states, which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

LEGAL MATTERS

Hateley & Hampton, 201 Santa Monica Blvd., Suite 300, Santa Monica, CA 90401, has passed upon the validity of the shares been offered and certain other legal matters and is representing us in connection with this offering.

INTEREST OF NAMED EXPERTS

Our audited financial statements for the interim period ended May 31, 2014 and the related statements of operation, changes in shareholders’ equity and cash flows for the period from April 17, 2014 (inception) to May 31, 2014 included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Anton & Chia, LLP given on the authority of such firm as experts in accounting and auditing. Our unaudited financial statements for the interim period ended September 30, 2014, and the related statements of operation, changes in cash flows for the period from April 17, 2014 (inception) to September 30, 2014, included in this prospectus have not been audited by independent registered public accountants.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Nevada law, contain provisions which allow us to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Our auditors are the firm of Anton & Chia, LLP operating from their offices located at 3501 Jamboree Road, Suite 540, Newport Beach, CA 92660. There have not been any changes in or disagreements with accountants on accounting, financial disclosure or any other matter.

43

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock that are to be sold in this offering, please refer to our registration statement.

As of effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (which we plan to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited. We intend to file the Form 8A.

You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC’s web site at “http:/www.sec.gov.”

You may request, and we will voluntarily provide, a copy of our filings, including our annual report, which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Chalet Lifestyles, Inc.

124 41st Avenue SE

Albany, OR 97322

Tel: (541) 791-4610

44

CHALET LIFESTYLES, INC.

FINANCIAL STATEMENTS

As of MAY 31, 2014

45

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Chalet Lifestyles, Inc.

We have audited the accompanying balance sheet of Chalet Lifestyles, Inc. (the “Company”) as of May 31, 2014, and the related statements of operations, stockholders’ deficit and cash flows for the period from April 17, 2014 (Inception) through May 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2014, and the results of its operations and its cash flows for the period from April 19, 2014 (Inception) through May 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 7, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, CA
August 6, 2014

F-1

Part I – FINANCIAL INFORMATION

Item 1. Financial Statements

CHALET LIFESTYLES, INC.

Balance Sheet

May 31, 2014

ASSETS
Current Assets
$-
Total Current Assets	-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
LIABILITIES
Current Liabilities
Accounts payable	689
Related party advances	$20,000
Total Current Liabilities	20,689

TOTAL LIABILITIES	20,689

STOCKHOLDERS’ DEFICIT
Preferred Stock, Authorized 10,000,000 preferred shares, $0.0001 par, none issued and outstanding on May 31, 2014	-
Common Stock; Authorized 100,000,000 common shares, $0.0001 par, 20,000,000 issued and outstanding on May 31, 2014	2,000
Deficit accumulated during the development stage	(22,689)
TOTAL STOCKHOLDERS’ DEFICIT	(20,689)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$-

The accompanying notes are an integral part of these financial statements.

F-2

CHALET LIFESTYLES, INC.

Statement of Operations

April 17, 2014 (Inception) through May 31, 2014
Revenues:
Sales, net-	-

Expenses

General & administrative expenses	$689
Stock-based compensation	2,000
Professional fees	20,000

Total Expenses	$22,689

Net Loss for the Period	$(22,689)

Basic and diluted loss per common share	$(0.00)

Weighted average number of common shares outstanding
Basic and diluted	20,000,000

The accompanying notes are an integral part of these financial statements.

F-3

CHALET LIFESTYLES, INC.

Statement of Stockholders’ Deficit

				Deficit
				Accumulated
			Additional	during
	Common Stock		Paid-in	Development	Shareholders’
	Shares	Amount	Capital	Stage	Deficit

Balance at April 17, 2014 (Inception)	-	$-	$-	$-	$-

Founders’ shares, issued for services rendered on April 17, 2014 at $0.0001 per share	20,000,000	2,000	-	-	2,000

Net loss for the period	-	-	-	(22,689)	(22,689)

Balances, May 31, 2014	20,000,000	$2,000	$-	$(22,689)	$(20,689)

The accompanying notes are an integral part of these financial statements.

F-4

CHALET LIFESTYLES, INC.

Statement of Cash Flow

April 17, 2014 (Inception) to May 31, 2014
OPERATING ACTIVITIES
Net Loss	$(22,689)
Adjustments to reconcile Net Income to net cash provided by (used for) operations:
Stock-based compensation	2,000
Accounts Payable	689
Net cash used by Operating Activities	(20,000)

INVESTING ACTIVITIES
Net cash flows used investing activities	-

FINANCING ACTIVITIES
Advances from shareholders	20,000
Net cash provided by Financing Activities	20,000
Net cash increase (decrease) for period	-
Cash, at beginning	-

Cash, at end	$-

Supplemental disclosure of non-cash investing and financing activities:
Issuance of common stock issued for service	$2,000

Supplemental cash flow information:
Cash paid of interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these financial statements.

F-5

CHALET LIFESTYLES, INC.

Notes to Financial Statements

NOTE 1 – NATURE OF BUSINESS

The Company was incorporated under the laws of the state of Nevada on April 17, 2014, under the name Chalet Lifestyles, Inc. The Company has limited operations and is developing a business plan to provide marketing and consulting services to the recreational vehicle industry. To date, its business activities have been limited to organizational matters and developing a website. It is considered a development stage enterprise and has not yet realized any revenues from its planned operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Enterprise

The Company is a development stage company as defined by ASC 915-10-05, “Development Stage Entity.” The Company is still devoting substantially all of its efforts on establishing its business and its planned principal operations have not commenced. All losses accumulated, since inception, have been considered as part of the Company’s development stage activities.

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents. The Company does not have any cash equivalents as of May 31, 2014.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company has adopted the provisions of ASC 260.

Stock Based Compensation

ASC 718 “Compensation - Stock Compensation” which codified SFAS No. 123 prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity’s past practices or stated policies. If a present obligation exists, the transaction is recognized as a liability; otherwise, the transaction is recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 “Equity - Based Payments to Non-Employees” which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 (“EITF 96-18”), “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

F-6

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax position have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

Earnings (Loss) per Share

The Company’s basic earnings (loss) per share are calculated by dividing its net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. The Company’s dilutive earnings (loss) per share is calculated by dividing its net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

Fair Value of Financial Instruments

The Company‘s financial instruments as defined by FASB ASC 825, “Financial Instruments” include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at May 31, 2014.

FASB ASC 820 “Fair Value Measurements and Disclosures” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

●	Level 1. Observable inputs such as quoted prices in active markets;

●	Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

●	Level 3. Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

Revenue Recognition

The Company’s financial statements are prepared under the accrual method of accounting. Revenues are recognized when evidence of an agreement exists, the price is fixed or determinable, collectability is reasonably assured and goods have been delivered or services performed.

Research and Development

Research and development costs are expensed as incurred; however, the Company did not incur any such costs.

F-7

Recent Accounting Pronouncements

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ deficit. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company adopted ASU 2014-10 during the quarter ended May 31, 2014, thereby no longer presenting or disclosing any information required by Topic 915.

NOTE 3 – INCOME TAXES

As of May 31, 2014, the Company had a net operating loss carry forward of $22,689 that may be available to reduce future years’ taxable income through 2034.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

As of May 31, 2014
Deferred tax assets:
Net operating tax carry-forwards	$9,076

Gross deferred tax asset	9,076
Valuation allowance	(9,076)
Net deferred tax assets	$-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 4 – NET OPERATING LOSSES

As of May 31, 2014, the Company has a net operating loss carry-forward of approximately $22,689, which will expire 20 years from the date the loss was incurred.

NOTE 5 – STOCKHOLDERS’ EQUITY

The Company was formed with one class of common stock, $0.0001 par value and is authorized to issue 100,000,000 common shares and one class of preferred stock, $0.0001 par value and is authorized to issue 10,000,000 shares. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the directors of the Company.

In May 31, 2014, the Company issued 20,000,000 shares of common stock to its founders, Don L. Rose and Patricia Rose who are husband and wife. Don L. Rose and Patricia Rose are the Company’s directors and officers. The Company issued this stock to them in exchange for $1,000 of services rendered by each of them to the Company in its formation, which the board of directors valued as fair at a price of $0.0001 per share.

As of May 31, 2014, there are 20,000,000 shares of common stock outstanding.

F-8

NOTE 6 – RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, they may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company’s two shareholders have advanced $20,000 to fund working capital expenses. These advances are unsecured and do not carry an interest rate or repayment terms; however, the shareholders have orally agreed not to seek repayment until the Company is financially able to repay it.

NOTE 7 – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established a source of revenues to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Management intends to focus on raising additional funds for the second and third quarters going forward. The Company cannot provide any assurance or guarantee that it will be able to generate revenues. Potential investors must be aware if it is unable to raise additional funds through the sale of its common stock and generate sufficient revenues, any investment made into the Company would be lost in its entirety.

The Company has net losses for the period from April 17, 2014 (inception) to May 31, 2014 of ($22,689). The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 8 – PROPERTY

The Company does not own any property. Commencing in June 2014, the Company leases offices space from a related third party for no cash payment and will impute rent of $100 per month commencing in June 2014.

F-9

CHALET LIFESTYLES, INC.

FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2014

F-10

CHALET LIFESTYLES, INC.

Condensed Balance Sheets

	September 30, 2014	May 31, 2014
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash	87	$-
Total Current Assets	87	-

TOTAL ASSETS	$87	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current Liabilities
Accounts payable	325	689
Related party advances	41,854	20,000
Total Current Liabilities	42,179	$20,689

TOTAL LIABILITIES	42,179	20,689

STOCKHOLDERS’ DEFICIT
Preferred Stock, Authorized 10,000,000 preferred shares, $0.0001 par, none issued and outstanding on September 30, 2014 and May 31, 2014	-	-
Common Stock; Authorized 100,000,000 common shares, $0.0001 par, 20,000,000 issued and outstanding on September 30, 2014 and May 31, 2014	2,000	2,000
Additional paid-in capital	400	-
Deficit accumulated during the development stage	(44,492)	(22,689)
TOTAL STOCKHOLDERS’ DEFICIT	(42,092)	(20,689)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	87	$-

The accompanying notes are an intergral part of these unaudited condensed financial statements.

F-11

CHALET LIFESTYLES, INC.

Condensed Statements of Operations

(Unaudited)

	For the three months ended September 30, 2014	April 17, 2014 (Inception) through September 30, 2014
Revenues:
Sales	$-	$-

Expenses

General & administrative expenses	13	1,092
Stock-based compensation	-	2,000
Rent expense	300	400
Professional fees	20,000	41,000
Total Expenses	20,313	44,492

Net Loss for the Period	(20,313)	$(44,492)

Basic and diluted loss per common share	(0.00)	$(0.00)

Weighted average number of common shares outstanding Basic and diluted	20,000,000	20,000,000

The accompanying notes are an intergral part of these unaudited condensed financial statements.

F-12

CHALET LIFESTYLES, INC.

Condensed Statement of Cash Flow

(Unaudited)

April 17, 2014 (Inception) through September 30, 2014
OPERATING ACTIVITIES
Net Loss	$(44,492)
Adjustments to reconcile net loss to net cash provided by (used for) operations:
Stock based compensation	2,000
Accounts payable	325
Net cash (used by) Operating Activities	(42,167)

INVESTING ACTIVITIES
Net cash flows used investing activities	-

FINANCING ACTIVITIES
Shareholder contribution	400
Advances from shareholders	41,854
Net cash provided by Financing Activities	42,254
Net cash increase for period	87
Cash, at beginning	-

Cash, at end	$87

Supplemental disclosure of non-cash investing and financing activities:
Issuance of common stock issued for service	$2,000

Supplemental cash flow information:
Cash paid of interest	$-
Cash paid for income taxes	$-

The accompanying notes are an intergral part of these unaudited condensed financial statements.

F-13

CHALET LIFESTYLES, INC.

Notes to Condensed Financial Statements (Unaudited)

September 30, 2014 and for the period from April 17, 2014 (inception) to September 30, 2014

NOTE 1 – UNAUDITED INFORMATION

The balance sheet of Chalet Lifestyles, Inc. (the “Company”) as of September 30, 2014 (unaudited) and May 31, 2014 (audited), and the statements of operations for the three-month period ended September 30, 2014 and for the period from April 17, 2014 (inception) through September 30, 2014, have not been audited. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring adjustments), which are necessary to properly reflect the financial position of the Company as of September 30, 2014, and the results of operations for the three-months ended September 30, 2014 and for the period from April 17, 2014 (inception) through September 30, 2014.

Certain information and notes normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, although management believes that the disclosures are adequate to make the information presented not misleading. Interim period results are not necessarily indicative of the results to be achieved for an entire year. These financial statements should be read in conjunction with the audited financial statements and notes to financial statements as of May 31, 2014.

NOTE 2 – NATURE OF BUSINESS

The Company was incorporated under the laws of the state of Nevada on April 17, 2014, under the name Chalet Lifestyles, Inc. The Company has limited operations and is developing a business plan to provide marketing and consulting services to the recreational vehicle industry. To date, its business activities have been limited to organizational matters and developing a website. It is considered a development stage enterprise and has not yet realized any revenues from its planned operations.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents. The Company has cash balance of $87 and does not have any cash equivalents as of September 30, 2014.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company has adopted the provisions of ASC 260.

Stock Based Compensation

ASC 718 “Compensation - Stock Compensation” which codified SFAS No. 123 prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity’s past practices or stated policies. If a present obligation exists, the transaction is recognized as a liability; otherwise, the transaction is recognized as equity.

F-14

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 “Equity - Based Payments to Non-Employees” which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 (“EITF 96-18”), “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax position have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

Earnings (Loss) per Share

The Company’s basic earnings (loss) per share are calculated by dividing its net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. The Company’s dilutive earnings (loss) per share is calculated by dividing its net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

Fair Value of Financial Instruments

The Company’s financial instruments as defined by FASB ASC 825, “Financial Instruments” include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at September 30, 2014.

FASB ASC 820 “Fair Value Measurements and Disclosures” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

●	Level 1.	Observable inputs such as quoted prices in active markets;

●	Level 2.	Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

●	Level 3.	Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

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Revenue Recognition

The Company’s financial statements are prepared under the accrual method of accounting. Revenues are recognized when evidence of an agreement exists, the price is fixed or determinable, collectability is reasonably assured and goods have been delivered or services performed.

Research and Development

Research and development costs are expensed as incurred; however, the Company did not incur any such costs.

Recent Accounting Pronouncements - Adopted

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company adopted ASU 2014-10 during the quarter ended September 30, 2014, thereby no longer presenting or disclosing any information required by Topic 915.

NOTE 4 – INCOME TAXES

As of September 30, 2014, the Company had a net operating loss carry forward of $44,492 that may be available to reduce future years’ taxable income through 2034.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

As of September 30, 2014
Deferred tax assets:
Net operating tax carry-forwards	$44,492

Gross deferred tax asset	44,492
Valuation allowance	(44,492)
Net deferred tax assets	$-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 5 – NET OPERATING LOSSES

As of September 30, 2014, the Company has a net operating loss carry-forward of approximately $44,492, which will expire 20 years from the date the loss was incurred.

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NOTE 6 – STOCKHOLDERS’ EQUITY

The Company was formed with one class of common stock, $0.0001 par value and is authorized to issue 100,000,000 common shares and one class of preferred stock, $0.0001 par value and is authorized to issue 10,000,000 shares. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the directors of the Company.

In April 2014, the Company issued 20,000,000 shares of common stock to its founders, Don L. Rose and Patricia Rose who are husband and wife. Don L. Rose and Patricia Rose are the Company’s directors and officers. The Company issued this stock to them in exchange for $1,000 of services rendered by each of them to the Company in its formation, which the board of directors valued as fair at a price of $0.0001 per share.

As of September 30, 2014, there are 20,000,000 shares of common stock outstanding.

NOTE 7 – RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, they may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company’s two shareholders have advanced $41,854 to fund working capital expenses. These advances are unsecured and do not carry an interest rate or repayment terms; however, the shareholders have orally agreed not to seek repayment until the Company is financially able to repay it.

NOTE 8 – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established a source of revenues to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Management intends to focus on raising additional funds for the second and third quarters going forward. The Company cannot provide any assurance or guarantee that it will be able to generate revenues. Potential investors must be aware if it is unable to raise additional funds through the sale of its common stock and generate sufficient revenues, any investment made into the Company would be lost in its entirety.

The Company has net losses for the period from April 17, 2014 (inception) to September 30, 2014 of $44,492. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 9 – PROPERTY

The Company does not own any property. The Company leases offices space from a related third party and will impute rent of $100 per month commencing in June 2014.

F-17

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We are bearing all expenses in connection with this registration statement independently of whether or not all shares are sold. Estimated expenses payable by us in connection with the registration statement and distribution of our common stock registered hereby are as follows:

Legal and Accounting*	$41,000.00
SEC Filing Fee*	26.00
Blue sky fees and expenses*	500.00
Miscellaneous*	474.00
TOTAL	$42,000.00

*  Indicates expenses that we have estimated for filing purposes.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have a provision in our Articles of Incorporation at Article Nine thereof providing for indemnification of our officers and directors as follows.

Our Articles of Incorporation at Article Nine provides for indemnification as follows: “Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article. Without limiting the application of the foregoing, the Stockholders or Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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RECENT SALES OF UNREGISTERED SECURITIES

(a) PRIOR SALES OF COMMON SHARES

Set forth below is information regarding our issuance and sales of securities without registration since inception. For all of these issuances and sales, we did not use an underwriter, we did not advertise or publicly solicit the shareholders, we did not pay any commissions and the securities bear a restrictive legend.

From April 17, 2014 (inception) through April 17, 2014, we were authorized to issue 20,000,000 shares, $0.0001 par value, common stock for services rendered in our formation.

We are not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

April 17, 2014

We issued 20,000,000 common shares to our officers and directors for services rendered in our formation valued at $2,000, or $0.0001 per share. We issued these securities in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. These securities bear a restrictive legend.

(b) USE OF PROCEEDS

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this registration statement and thereafter on each of our subsequent periodic reports through the later of (1) the disclosure of the application of the offering proceeds, or (2) disclosure of the termination of this offering.

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EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit Number	Name/Identification of Exhibit

3.1*	Articles of Incorporation
3.2*	Bylaws
5.1*	Opinion of Hateley & Hampton
14.1*	Code of Ethics
23.1**	Consent of Anton & Chia, LLP
23.2*	Consent of Hateley & Hampton Law (included in Exhibit 5.1)
99.1*	Copy of Subscription Agreement

*	Filed with initial filing.
**	Included with this filing.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h) Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Albany, State of Oregon, on December 10, 2014.

CHALET LIFESTYLES, INC.

/s/ Don L. Rose	/s/ Patricia Rose
Don L. Rose	Patricia Rose
Chairman, President, Chief Executive Officer, and Principal Financial and Accounting Officer	Vice President, Secretary & Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Don L. Rose	/s/ Patricia Rose
Don L. Rose	Patricia Rose
Chairman, President, Chief Executive Officer and Principal Financial and Accounting Officer	Vice President, Secretary & Director

December 10, 2014	December 10, 2014

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